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                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Aasche Transportation Services, Inc. Registration Statement on Form S-3 (No. 333-37529) for the registration of 701,809 shares of its common stock, of our report dated March 1, 1996, regarding the consolidated balance sheet of Polar Express Corporation as of December 29, 1995, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended December 29, 1995 and for the period from August 27, 1994 (inception) to December 30, 1994 included in Aasche Transportation Services, Inc.'s annual report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission. We also consent to the reference under the caption "Experts" in the Registration Statement (Form S-3).






                                                  BAIRD, KURTZ & DOBSON

Fayetteville, Arkansas

November 24, 1997


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